Exhibit (8)(AD)

PARTICIPATION AGREEMENT

AMENDMENT NO. 1

Effective as of July 24, 2007

This agreement (the “Agreement”), dated as of February 1, 2006, is entered by and between Franklin Templeton Variable Insurance Products Trust, (the “Trust”), Franklin/Templeton Distributors, Inc., (the “Underwriter”), and TIAA-CREF Life Insurance Company (you or the “Company”) and Teachers Personal Investors Services, LLC, (your “Distributor”), on your own behalf and on behalf of each segregated asset account maintained by you this is listed on Schedule B (“Account” or “Accounts”) is hereby amended as follows:

Schedule B of the Agreement is deleted in its entirety and replaced with the following:

Schedule B

Accounts of the Company

	Name of Account	SEC Registration (Yes/No)
1.	TIAA-CREF Separate Account VLI-1	Yes
2.	TIAA-CREF Separate Account VA-1	Yes

The Company:	TIAA-CREF Life Insurance Company

By:
	Name:	Gregory E. Smith
	Title:	Vice President

Distributor for the Company:	Teachers Personal Investors Services, Inc.

By:
Name:
Title:

The Trust:	Franklin Templeton Variable Insurance Products Trust

By:
Name:
Title:

The Underwriter:	Franklin/Templeton Distributors, Inc.

By:
Name:
Title: